Exhibit (6)(l)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA PARTNERS, INC.

OPERATING EXPENSE LIMITS

Name of Fund1		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Classes

	Adviser	Initial	R6	Service	Service 2

Voya Solution 2025 Portfolio2	1.28%	0.78%	N/A	1.03%	1.18%

Voya Solution 2030 Portfolio2	1.29%	0.79%	N/A	1.04%	1.19%

Voya Solution 2035 Portfolio2	1.33%	0.83%	N/A	1.08%	1.23%

Voya Solution 2040 Portfolio2	1.33%	0.83%	N/A	1.08%	1.23%

Voya Solution 2045 Portfolio2	1.36%	0.86%	N/A	1.11%	1.26%

Voya Solution 2050 Portfolio2	1.36%	0.86%	N/A	1.11%	1.26%

Voya Solution 2055 Portfolio2	1.36%	0.86%	N/A	1.11%	1.26%

Voya Solution 2060 Portfolio2	1.37%	0.87%	N/A	1.12%	1.27%
Term Expires May 1, 2018

Voya Solution 2065 Portfolio2	1.37%	0.87%	N/A	1.12%	1.27%
Term Expires May 1, 2021

Voya Solution Aggressive	1.39%	0.89%	0.89%	1.14%	1.29%
Portfolio2
Term Expires May 1, 2026

Voya Solution Balanced Portfolio2	1.30%	0.80%	0.80%	1.05%	1.20%
Term Expires May 1, 2026

Name of Fund1		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Classes

	Adviser	Initial	R6	Service	Service 2

Voya Solution Conservative	1.16%	0.66%	0.66%	0.91%	1.06%
Portfolio2
Term Expires May 1, 2026

Voya Solution Income Portfolio2	1.18%	0.68%	N/A	0.93%	1.08%

Voya Solution Moderately	1.38%	0.88%	0.88%	1.13%	1.28%
Aggressive Portfolio2
Initial Term for Class R6 Expires
May 1, 2018

Voya Solution Moderately	1.24%	0.74%	0.74%	0.99%	1.14%
Conservative Portfolio2
Term Expires May 1, 2026

Effective Date: May 1, 2024, to reflect the removal of Class T Shares for Voya Solution 2025 Portfolio, Voya Solution 2030 Portfolio, Voya Solution 2035 Portfolio, Voya Solution 2040 Portfolio, Voya Solution 2045 Portfolio, Voya Solution 2050 Portfolio, Voya Solution 2055 Portfolio, and Voya Solution 2060 Portfolio, and to reflect the extension of the term to May 1, 2026 for Voya Solution Aggressive Portfolio, Voya Solution Balanced Portfolio, Voya Solution Conservative Portfolio, and Voya Solution Moderately Conservative Portfolio, in connection with mergers.

_____________________

1

2

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

The maximum operating expense limit includes the acquired fund fees and expenses.

2